Exhibit 99.(d)(2)(a)

SMA RELATIONSHIP TRUST, ON BEHALF OF ITS SERIES, SERIES T
INVESTMENT ADVISORY AGREEMENT
AMENDMENT NUMBER ONE

THIS AMENDMENT is made this 30th day of December, 2015, by and between SMA Relationship Trust, a Delaware statutory trust (the “Trust”), and UBS Asset Management (Americas) Inc. (formerly, UBS Global Asset Management (Americas) Inc.), a Delaware corporation (the “Advisor”).

WHEREAS, the Trust and UBS Asset Management (US) Inc. (formerly, UBS Global Asset Management (US) Inc.) have previously entered into an Investment Advisory Agreement, dated October 8, 2003, as transferred to and assumed by the Advisor (the “Advisory Agreement”), pursuant to which the Advisor agreed to manage the investment and reinvestment of assets of Series T; and

WHEREAS, the Advisor has changed its name to “UBS Asset Management (Americas) Inc.” and the Trust, on behalf of Series T, and the Advisor desire to amend the Advisory Agreement to reflect the new name of the Advisor;

NOW, THEREFORE, in consideration of the terms and conditions hereinafter set forth, it is agreed as follows:

1.                                      The name of UBS Global Asset Management (Americas), Inc., and all references in the Advisory Agreement to UBS Global Asset Management (Americas) Inc., shall be changed to UBS Asset Management (Americas) Inc.

2.                                      The effective date of the Amendment shall be December 30, 2015.

3.                                      The parties hereby further agree that no other provisions of the Advisory Agreement are in any way modified by this Amendment, and that all other provisions of the Advisory Agreement remain in full force and effect.

IN WITNESS WHEREOF, the parties hereby have caused this Amendment to be executed this 30th day of December, 2015.

SMA RELATIONSHIP TRUST		SMA RELATIONSHIP TRUST
By:	/s/ Tammie Lee	By:	/s/ Thomas Disbrow
Name: Tammie Lee		Name: Thomas Disbrow
Title: Vice President and Assistant Secretary		Title: Vice President, Treasurer and Principal Accounting Officer

UBS ASSET MANAGEMENT (AMERICAS) INC.		UBS ASSET MANAGEMENT (AMERICAS) INC.
By:	/s/ Joseph A. Allessie	By:	/s/ Mark Kemper
Name: Joseph A. Allessie		Name: Mark Kemper
Title: Chief Compliance Officer		Title: Managing Director and General Counsel